Loan No. 1010723

PROMISSORY NOTE

$100,000,000.00	January 2, 2014

FOR VALUE RECEIVED, EYP Realty, LLC, a Delaware limited liability company, having an address at c/o Brookfield Properties, Inc., Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281 (“Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY, to WELLS FARGO BANK, NATIONAL ASSOCIATION, having an address at 150 East 42nd Street, 37th Floor, New York, New York 10017 (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of ONE HUNDRED MILLION AND 00/100 DOLLARS ($100,000,000.00) in lawful money of the United States of America, pursuant to the requirements set forth in the Loan Agreement dated as of November 27, 2013 (as amended, supplemented or restated from time to time the “Loan Agreement”), among Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Bookrunner, Lender and certain other Lenders named therein or made parties thereto, together with interest on the unpaid principal balance hereof at the rate (or rates) determined in accordance with Section 2.6 of the Loan Agreement from the date such principal is advanced until it is paid in full.

This is one of the Notes referred to in and governed by the Loan Agreement, which Loan Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events, and evidences a portion of the existing Debt under that certain Promissory Note, dated as of November 27, 2013, by and between Borrower and Administrative Agent in the original principal amount of $185,000,000.00 (the “Existing Note”). This Note does not evidence any new or additional indebtedness of Borrower and replaces the Existing Note to the extent of the principal balance of this Note. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. Capitalized terms used in this Note without definition have the same meanings as in the Loan Agreement.

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement, and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

This Note is secured by, among other things, the Deed of Trust listed on Schedule A attached hereto and the other Loan Documents. The Deed of Trust has been duly recorded in the public records of the jurisdiction where the Property is located. All of the terms, covenants and conditions contained in the Loan Agreement, the Deed of Trust and the other Loan Documents are hereby made a part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

Upon the occurrence and during the continuance of a Default this Note may become due and payable as provided in the Loan Agreement.

Loan No. 1010723

Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor and all other notices of any kind, other than notices specifically required by the terms of this Note, the Deed of Trust, the Loan Agreement and the other Loan Documents, are hereby waived by Borrower. Subject to the terms of the Loan Agreement, Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any subordination of Borrower’s obligations hereunder without affecting or diminishing Lender’s right of recourse against Borrower, which right is hereby expressly reserved.

This Note has been delivered and accepted in the State of New York. This Note shall be interpreted in accordance with the terms and provisions of Section 13.21 of the Loan Agreement.

All notices or other communications required or permitted to be given pursuant to this Note shall be given to the Borrower or Lender at the address and in the manner provided for in the Loan Agreement.

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, discharge or termination is sought.

If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

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Loan No. 1010723

In no contingency or event whatsoever shall interest charged in respect of the Loan evidenced hereby, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall, at Lender’s election, either (a) promptly refund such excess interest to Borrower or (b) credit such excess to the principal balance hereof. This provision shall control over every other provision of all agreements between Borrower and Lender.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

Notwithstanding anything to the contrary contained in this Note, the limitations on liability set forth in Section 13.27 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

EYP REALTY, LLC,
a Delaware limited liability company

By:	/s/ Jason Kirschner
Name: Jason Kirschner
Title: Vice President, Finance

[Promissory Note – Wells]

Schedule A

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing from Borrower, as grantor, to Chicago Title Company, as trustee, for the benefit of Administrative Agent, as administrative agent for the benefit of the Lenders, dated as November 27, 2013 and recorded on December 2, 2013 in the Recorder’s Office, Los Angeles County, California as Instrument No. 20131693516, on the real property located in Los Angeles, California as more particularly described therein.